UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Mission West Properties, Inc.
               (Exact Name of Registrant as Specified in Charter)


                  Maryland                                 95-2635431
---------------------------------------     ------------------------------------
   (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)

         10050 Bandley Drive
        Cupertino, California                               95014
---------------------------------------     ------------------------------------
         (Address of Principal                            (Zip Code)
           Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange on which each
Title of each class to be so registered            class is to be registered
---------------------------------------      -----------------------------------
Common Stock, $.001 par value per share          The NASDAQ Stock Market LLC

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

--------------------------------------------------------------------------------
                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Registration Statement on Form 8-A/A amends the Registration Statement on Form 8-A of Mission West Properties, Inc. dated and filed with the Securities and Exchange Commission on March 20, 2008 by including exhibit 4.1, which is filed herewith. No other portion of the report on Form 8-A as originally filed is being modified by this amendment.

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the common stock $.001, par value per share (the "Common Stock"), of Mission West Properties, Inc., a Maryland corporation, is incorporated  by  reference  to the  information  set forth  under  the  caption
"Description of Capital Stock" in the prospectus included as part of the registrant's registration statement on Form S-11, as amended (Commission File No. 333-80203) in the form in which it was filed on June 28, 1999 with the Securities and Exchange Commission.

ITEM 2.    EXHIBITS.

     The following exhibits are incorporated by reference in this Registration Statement.

Exhibit No.
------------
 2.1 Merger Agreement and Plan of Merger between Mission West Properties and Mission West Properties, Inc.(1)
 3.1       Articles of Amendment and Restatement of Mission West Properties,
           Inc.(2)
 3.2 Amended and Restated Bylaws of Mission West Properties, Inc. as of December 18, 2007(3)
 4.1*      Specimen of Common Stock Certificate

-----------------

* Filed herewith

(1) Incorporated herein by reference to the same-numbered exhibit to the Post-effective Amendment No. 1 to Registration Statement on Form S-4 filed on Form S-3 on February 11, 1999 (Commission File No. 333-52835-99)
(2) Incorporated herein by reference to the same-numbered exhibit to the Registration Statement on Form S-4/A filed on November 16, 1998 and declared effective on November 23, 1998 (Commission File No. 333-52835-99)
(3) Incorporated herein by reference to the same-numbered exhibit to Form 8-K filed on December 20, 2007 (Commission File No. 000-25235)


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           Mission West Properties, Inc.



 Date: March 21, 2008                   By:   /s/ Raymond V. Marino
                                           ----------------------------------
                                           Raymond V. Marino
                                           President and Chief Operating Officer



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